EXHIBIT 23.1
                                                                    ------------

                         Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Volt Information Sciences, Inc. Savings Plan of Volt Information Sciences, Inc. of our reports (a) dated December 18, 2002, with respect to the consolidated financial statements and schedule of Volt Information Sciences, Inc. and subsidiaries included in its Annual Report on Form 10-K for the year ended November 3, 2002, filed with the Securities and Exchange Commission and (b) dated March 13, 2003, with respect to the unaudited condensed consolidated financial statements of Volt Information Sciences, Inc. and subsidiaries for the quarter ended February 2, 2003, filed with the Securities and Exchange Commission and (c) dated June 12, 2003, with respect to the unaudited condensed consolidated financial statements for the quarter ended May 4, 2003, filed with the Securities and Exchange Commission and (d) dated June 10, 2002, with respect to the Volt Information Sciences, Inc. Savings Plan included in the Plan's Annual Report on Form 11-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

New York, New York

                                           /s/ ERNST & YOUNG LLP


June 18, 2003